CONFIDENTIAL	Exhibit 4(i)(Z)

Qimonda AG
Confidential Materials Omitted and Filed Separately with the
Securities and Exchange Commission.
Confidential Portions denoted by [***].
Product Purchase And Capacity Reservation Addendum #9
- hereinafter referred to as the “Addendum” -
by and between
Semiconductor Manufacturing International Corporation,
a Cayman Islands company,
having a place of business at No. 18 Zhangjiang Road, Pudong New Area,
201203 Shanghai, The People’s Republic of China
and
Semiconductor Manufacturing International (Shanghai) Corporation,
having an office at No. 18 Zhangjiang Road, Pudong New Area,
201203 Shanghai, The People’s Republic of China
- collectively, hereinafter referred to as “SMIC”-
and
Qimonda AG
having a place of business at Gustav-Heinemann-Ring 212, 81739 Munich, Germany
- hereinafter referred to as “Qimonda” -
- SMIC and Qimonda hereinafter collectively referred to as the “Parties” and severally referred to as a
“Party” -

CONFIDENTIAL
Preamble
WHEREAS, Infineon Technologies AG, Munich , Germany and SMIC, on December 4, 2002, entered into that certain Know How Transfer Agreement, as amended several times, regarding Infineon’s DRAM technologies for use in the manufacture by SMIC of certain DRAM products (the “Know How Transfer Agreement”), that certain Product Purchasing and Capacity Reservation Agreement, as amended several times, related thereto (the “Agreement”) and further, on March 19, 2004 into a Disclosure and License Agreement;
WHEREAS, Infineon has assigned all such contracts to Qimonda;
WHEREAS, the Parties further wish to enter into this Addendum to set forth certain terms and conditions for the supply of products by SMIC to Qimonda;
NOW, THEREFORE, the Parties agree as follows:
Article 1 — Purpose of this Addendum
Due to negative Margins Qimonda and SMIC agree to change the Transfer Prices for all 300mm Wafer starts from October 13th 2007 onwards to the scheme described in Annex 5. The Transfer Price per Annex 5 shall be applicable as long as such respective Transfer Price per Annex 5 is lower than the respective Transfer Price for the same Wafer of a particular Contract Product according to Annex 1. As soon as a Transfer Price according to Annex 1 is, for Wafers of a particular Contract Product, for one calendar month in average lower than the Transfer Price per Annex 5, the Parties shall use for such month and thereafter again the Transfer Price according to Annex 1.

Unless expressly set forth herein, the Agreement, including its Annexes, shall remain unaltered and in full force and effect.
Article 2 — Definitions
For the avoidance of doubt, definitions set forth in the Agreement which refer to the Know How Transfer Agreement shall be understood as a reference to such Know How Transfer Agreement as

CONFIDENTIAL
amended by its most current Addendum. Capitalized terms not defined herein shall have the meanings assigned to them in the Agreement.
Article 3 — Disposition of Risk Starts
The following Section shall replace Section 3.1.5 of the Agreement:

Disposition of 80nm Risk Start Lots. SMIC shall start upon Qimonda’s request up to [***] ([***]) 80nm Wafers in total for the conversion from the 90nm to the 80nm Contract Process or a higher number of Wafers to be mutually agreed between the Parties. The Transfer Price (TP) for each such 80nm Wafer shall be calculated (1) as Non-Conforming Products according to Annex 1, Section 9 based on the Transfer Price calculation described in Annex 1, Section 11, but with a minimum cap of US$ to [***] per wafer or (2) if the Transfer Price in Annex 5 is applicable due to Article 1 of this Addendum, as Non-Conforming Products according to Annex 5, but with a minimum cap of US$ [***] per wafer.
Article 4 — Changes to Annexes
4.1	Annex 5 of this Addendum shall be added to the Agreement.

4.2	The following sentence shall be added to Section 3 of Annex 2 of the Agreement:

If an SQ for the 512M T80 is reached in [***] and if the following respective target yields are reached, then SMIC shall convert for each month in which such respective target yield is reached the following volumes from 90nm to 80nm.

	Feb		Mar		Apr		May		Jun		(2008)
FE-Yield	[***]	%	[***]	%	[***]	%	[***]	%	[***]	%
BE-Yield	[***]	%	[***]	%	[***]	%	[***]	%	[***]	%
Target yield	[***]	%	[***]	%	[***]	%	[***]	%	[***]	%
Wafer starts	2500		3000		3000		6000		10000
4.3	The following sentence shall be added as Section 4.5 to Annex 2 of the Agreement:

As long as the Transfer Price according to Annex 5 is applicable, Qimonda has no right to adjust the volume according to Section 4 of this Annex 2.

Should during such pricing per Annex 5, the Transfer Price for Wafers of a particular Contract Product drop to a level which does no longer cover SMIC’s variable manufacturing cost for such Wafers, the Parties shall discuss in good faith a temporary reduction of volume.

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Article 5 — Term and Termination
This Addendum shall enter into force upon signature by both Parties.
Article 6 — Miscellaneous
6.1	Public Announcement. No public announcement concerning the terms of this Addendum or concerning the transactions described herein shall be made, either directly or indirectly, without first obtaining the approval of the other Party and agreement upon the nature, text, and timing of such announcement. The Party desiring to make any such public announcement shall provide the other Party with a written copy of the proposed announcement in sufficient time prior to public release to allow such other Party to determine whether they agree to such announcement.

6.2	Annexes. Annexes 5, which is attached hereto, shall constitute an integral part hereof.

6.3	Counterparts. This Addendum may be executed in counterparts, each of which shall be deemed to be an original.
IN WITNESS WHEREOF, the Parties hereto have caused this Addendum to be executed in duplicate by their respective duly authorized representatives:

Semiconductor Manufacturing International Corporation		Qimonda AG

By:	/s/ James Sung	By:	/s/ ppa Klaus Fleischmann

Name:	James Sung	Name:	Klaus Fleischmann
Title:	Sr. Vice President M&S	Title:	VP Alliances
Date:	October 13, 2007	Date:	October 12, 2007

By:	/s/ Bembazzo Umberto	By:	/s/ Frank Tillner

Name:	Bembazzo Umberto	Name:	Frank Tillner
Title:	VP & GM SMIC Europe	Title:	SVP Production
Date:	October 12, 2007	Date:	October 12, 2007

CONFIDENTIAL
Semiconductor Manufacturing International
(Shanghai) Corporation

By:	/s/ James Sung
Name:	James Sung
Title:	Sr. Vice President M&S
Date:	October 13, 2007

By:	/s/ Bembazzo Umberto
Name:	Bembazzo Umberto
Title:	VP & GM SMIC Europe
Date:	October 12, 2007

CONFIDENTIAL
ANNEX 5
to the Product Purchase And Capacity Reservation Agreement and its Addendum #9
Transfer Price
[***]